Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PerkinElmer, Inc. Savings Plan

Waltham, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-32463 and 333-92228 of PerkinElmer, Inc. each on Form S-8 of our report dated June 19, 2014, relating to the financial statements and supplemental schedule of the PerkinElmer, Inc. Savings Plan which appear in this Annual Report on Form 11-K for the year ended December 31, 2013.

/s/ BDO USA, LLP

Boston, Massachusetts

June 19, 2014